Exhibit 99.3
Unaudited Pro Forma Condensed Combined Financial Statements
of Phoenix Technologies and General Software
     On August 31, 2008, Phoenix Technologies Ltd. (“Phoenix”) acquired General Software, Inc. (“General Software”), a Washington Corporation provider of embedded firmware that is used in the millions of devices around the world.
     The Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2008 is based on the individual balance sheets of Phoenix and General Software as of June 30, 2008 and is prepared as if the acquisition of General Software had occurred on June 30, 2008.
     The Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended September 30, 2007, are based on historical financial statements of Phoenix and General Software, after giving effect to the merger with General Software under the purchase method of accounting as if the acquisition occurred on October 1, 2006 and, due to different accounting period, the historical operating results of Phoenix for the year ended September 30, 2007 are combined with the historical operating results of General Software for the year ended December 31, 2007.
     The Unaudited Pro Forma Condensed Combined Statements of Operations for the nine months ended June 30, 2008, are based on historical financial statements of Phoenix and General Software, after giving effect to the merger with General Software under the purchase method of accounting as if the acquisition occurred on October 1, 2006 and combine the historical operating results of Phoenix for the nine months ended June 30, 2008 with the historical operating results of General Software for the nine months ended June 30, 2008.
     The transaction will be accounted for under the purchase method of accounting in accordance with SFAS 141. Under the purchase method of accounting, the preliminary purchase price, calculated as described in Note 1 to these unaudited pro forma condensed combined financial statements, is allocated to the net tangible and intangible assets of General Software acquired in connection with the transaction, based on their estimated fair values as of the effective date of the transaction. Management’s estimates of the fair value tangible and intangible assets acquired and liabilities assumed are based, in part, on third party valuation.
     The estimated purchase price and purchase price allocation, as presented below, represents our best estimates. These estimates are preliminary, and may change materially, as we are in the process of finalizing the majority of the amounts presented.
     The Unaudited Pro Forma Condensed Combined Statements of Operations are prepared for informational purposes only in accordance with Article 11 of Regulation S-X and are not necessarily indicative of future results or of actual results that would have been achieved had the acquisition of General Software occurred as of the dates described. The unaudited pro forma financial statements do not give effect to any cost savings or incremental costs that may result from the integration of Phoenix and General Software.
     The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and accompany notes of Phoenix included in the annual report on Form 10-K and quarterly reports on Form 10-Q and the historical financial statements and accompany notes of General Software included herein.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET OF
PHOENIX TECHNOLOGIES AND GENERAL SOFTWARE
As of June 30, 2008
(in thousands, except per share data)

	Phoenix	General Software
	As of	As of	Pro Forma			Pro Forma
	June 30, 2008	June 30, 2008	Adjustments	Note		Combined
Assets
Current assets:
Cash and cash equivalents	$46,101	$509	$(11,655)	(a	)	$34,955
Accounts receivable, net of allowances	3,508	573				4,081
Other assets — current	23,139	269	(70)	(g	)	23,338

Total current assets	72,748	1,351	(11,725)			62,374

Property and equipment, net	3,258	17	(17)	(j	)	3,258
			3,514	(b	)
			1,431	(c	)
			117	(d	)
Purchased technology and intangible assets, net	14,324	—	222	(d	)	19,608
Goodwill	25,759	—	14,538	(e	)	40,297
Other assets — noncurrent	3,003	26				3,029

Total assets	$119,092	$1,394	$8,080			$128,566

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,041	$291	$406	(f	)	$2,738
Accrued compensation and related liabilities	4,193	160				4,353
Deferred revenue	14,042	771	(486)	(g	)	14,327
Income taxes payable — current	3,401	—				3,401
Accrued restructuring charges — current	706	—				706
Other liabilities — current	5,700	465				6,165

Total current liabilities	30,083	1,687	(80)			31,690

Accrued restructuring charges - noncurrent	10	—				10
Income taxes payable — noncurrent	13,065	—				13,065
Other liabilities — noncurrent	2,505	—				2,505

Total liabilities	45,663	1,687	(80)			47,270

Stockholders’ equity:
Preferred stock	—	—				—
Common stock	28	400	(400)	(h	)	28
			(312)	(h	)
Additional paid-in capital	222,804	312	7,930	(i	)	230,734
			(63)	(k	)
Accumulated deficit	(57,216)	(1,005)	1,005	(h	)	(57,279)
Accumulated other comprehensive loss	(509)	—				(509)
Less: Cost of treasury stock	(91,678)	—				(91,678)

Total stockholders’ equity	73,429	(293)	8,160			81,296

Total liabilities and stockholders’ equity	$119,092	$1,394	$8,080			$128,566

See accompanying notes to unaudited pro forma condensed combined financial statements

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS OF
PHOENIX TECHNOLOGIES AND GENERAL SOFTWARE
For the year ended September 30, 2007
(in thousands, except per share data)

	Phoenix	General Software
	Twelve Months Ended	Twelve Months Ended	Pro Forma			Pro Forma
	September 30, 2007	December 31, 2007	Adjustments	Note		Combined
Revenues:
License fees	$39,655	$3,000				$42,655
Service fees	7,362	1,414				8,776

Total revenues	47,017	4,414	—			51,431

Cost of revenues:
License fees	927	—				927
Service fees	7,377	729				8,106
			703	(b	)
			286	(c	)
			29	(d	)
Amortization of purchased intangible assets	1,387	—	74	(d	)	2,479

Total cost of revenues	9,691	729	1,092			11,512

Gross margin	37,326	3,685	(1,092)			39,919

Operating expenses:
Research and development	19,193	1,272				20,465
Sales and marketing	11,992	1,843				13,835
General and administrative	16,611	956				17,567
Restructuring and related charges	4,118	—				4,118

Total operating expenses	51,914	4,071	—			55,985

Loss from operations	(14,588)	(386)	(1,092)			(16,066)
Interest and other income, net	1,984	—				1,984

Loss before income taxes	(12,604)	(386)	(1,092)			(14,082)
Income tax expense	3,805	—				3,805

Net Loss	$(16,409)	$(386)	$(1,092)			$(17,887)

Loss per share:
Basic	$(0.63)	$(0.58)				$(0.67)
Diluted	$(0.63)	$(0.58)				$(0.67)

Shares used in loss per share calculation:
Basic	25,976	663				26,639
Diluted	25,976	663				26,639
See accompanying notes to unaudited pro forma condensed combined financial statements

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS OF
PHOENIX TECHNOLOGIES AND GENERAL SOFTWARE
For the nine months ended June 30, 2008
(in thousands, except per share data)

	Phoenix	General Software
	Nine Months Ended	Nine Months Ended	Pro Forma			Pro Forma
	June 30, 2008	June 30, 2008	Adjustments	Note		Combined
Revenues:
License fees	$47,110	$2,314				$49,424
Subscription fees	20	—				20
Service fees	6,570	952				7,522

Total revenues	53,700	3,266	—			56,966

Cost of revenues:
License fees	421	—				421
Subscription fees	20	—				20
Service fees	5,678	497				6,175
			527	(b	)
			215	(c	)
			22	(d	)
Amortization of purchased intangible assets	444	—	56	(d	)	1,264

Total cost of revenues	6,563	497	820			7,880

Gross margin	47,137	2,769	(820)			49,086

Operating expenses:
Research and development	20,069	1,028				21,097
Sales and marketing	8,885	1,280				10,165
General and administrative	16,221	629				16,850
Restructuring	180	—				180

Total operating expenses	45,355	2,936	—			48,291

Income (loss) from operations	1,782	(167)	(820)			795
Interest and other income, net	602	—				602

Income (loss) before income taxes	2,384	(167)	(820)			1,397
Income tax expense	4,037	—				4,037

Net Loss	$(1,653)	$(167)	$(820)			$(2,640)

Loss per share:
Basic	$(0.06)	$(0.25)				$(0.09)
Diluted	$(0.06)	$(0.25)				$(0.09)

Shares used in loss per share calculation:
Basic	27,385	663				28,048
Diluted	27,385	663				28,048
See accompanying notes to unaudited pro forma condensed combined financial statements

PHOENIX TECHNOLOGIES LTD.
GENERAL SOFTWARE, INC.
Notes to Unaudited Pro Forma Combined Condensed Financial Statements
1 — Basis of Pro Forma Presentation
     On August 31, 2008, Phoenix Technologies Ltd., a Delaware corporation (“Phoenix”), completed its acquisition of General Software, Inc., a company incorporated under the laws of the State of Washington (“General Software “). Phoenix acquired General Software pursuant to the terms of the Share Purchase Agreement (the “Purchase Agreement”) entered into on July 23, 2008. Under the terms of the Purchase Agreement, the holders of outstanding shares and vested options of General Software received total cash consideration of approximately $11.7 million and 662,750 shares of Phoenix common stock.
     As discussed before, the estimated purchase price and purchase price allocation, as presented below, represents our best estimates. These estimates are preliminary, and may change materially, as we are in the process of finalizing the majority of the amounts presented.
     The preliminary purchase price of the merger is as follows (in thousands):

Cash	$11,655
Fair Value of Phoenix shares	7,930
Estimated direct transaction costs	406

Total estimated purchase price	$19,991

     Under the purchase method of accounting, the preliminary purchase price as shown in the table above is allocated to General Software’s net tangible and intangible assets based on their estimated fair value as of the date of acquisition. The allocation of the estimated purchase price is preliminary pending the finalization of direct transaction costs. The following table reflects the preliminary allocation to the assets acquired and liabilities assumed (in thousands):

	Purchase Price	Asset
	Allocation	Life
Cash	$509
Accounts Receivable, net	573
Prepaid expenses and other current assets	199
Other assets	26
Accounts Payable	(291)
Employee related amounts	(160)
Deferred revenue	(285)
Other accrued liabilities	(465)

Net assets assumed	106
Identifiable intangible assets acquired:
Purchased technology	3,514	5 years
Customer relationships	1,431	5 years
Trade names and others	117	1-4 years
Non compete agreements	222	3 years
In-process research and development	63
Goodwill	14,538

Total estimated purchase price	$19,991

     Of the preliminary purchase price, $5.3 million was allocated to definite-lived intangible assets acquired, $0.1 million was allocated to acquired in-process research and development and $14.5 million to goodwill. Adjustments to the purchase price, if any, would generally result in a change in the amount allocated to goodwill acquired. The amortization related to the amortizable intangible asset is reflected as pro forma adjustments to the unaudited pro forma condensed combined statements of operations and adjustment related to the acquired in-process research and development charge is reflected in the pro forma balance sheet as an increase to accumulated deficit since this item is recorded as an expense immediately following the completion of the acquisition.
     Identifiable Intangible Assets
     The valued assigned to General Software’s technology was determined by discounting the estimated cash flows of current and core technology to their present values. The estimated cash flows were based on long-term forecast revenues of current and core technology net of operating expenses and the cost of producing those products. The cost structure was based on the Company’s normalized cost structure in its long-term forecast adjusted for the lower research and development cost of maintaining existing technology versus developing new technology. A discount rate of 18% was deemed appropriate for valuing current and core technology. Phoenix expects to amortize the current and core technology on a straight-line basis over an assumed average useful life of five years.
     The valued assigned to General Software’s customer relationships was determined by discounting the associated estimated cash flows. The estimated cash flows were based on forecasted revenues from existing contractual and non-contractual customers net of operating expenses associated with servicing these customers and the cost to produce those revenues. The cost structure for servicing customers was estimated based on the Company’s normalized cost structure in its long-term forecast adjusted for the lower sales and marketing costs to maintain an existing customer versus acquiring a new customer. A discount rate of 18% was deemed appropriate for valuing the customer relationships. Phoenix expects to amortize the customer relationships on a straight-line basis over an assumed useful life of five years.
     The value assigned to trade names was determined by discounting the royalty savings resulting from cost of licensing the trademarks from an independent third party. The royalty rates were determined as prevailing rates for comparable software companies. A discount rate of 18% was deemed appropriate for valuing the trade names. Phoenix expects to amortize the trade names on a straight-line basis over an assumed useful life of four years.
     The value assigned to non-compete agreements was determined by discounting the associated estimated cash flows. The estimated cash flows were based on hypothetical competition situation from key employees with whom non-compete agreements were entered into by the Company after taking into consideration their likelihood to compete. A discount rate of 17% was deemed appropriate for valuing the non-compete agreements. Phoenix expects to amortize the value assigned to non-compete agreements on a straight-line basis over an assumed useful life of three years.
     In-process Research and Development
     The valued assigned to General Software’s in-process research and development was determined by discounting the associated estimated cash flows. The estimated cash flows were based on forecasted residual cash flows expected to be generated by the software products incorporating the in-process research and development. A discount rate of 20% was deemed appropriate for valuing the in-process research and development. The in-process research and development charge is directly attributable to the acquisition and is recorded as an expense immediately following the completion of the acquisition.
     Goodwill
     Of the estimated purchase price, approximately $14.5 million has been allocated to goodwill. Goodwill represents the excess of the purchase price of an acquired business over the fair value of the net tangible and intangible assets acquired.
     In accordance with SFAS 142, Goodwill and Other Intangible Assets, goodwill will not be amortized but instead will be tested for impairment at least annually (more frequent if certain indicators are present). In the event that management determines that the goodwill has become impaired, the Company will incur an accounting charge for the amount of impairment during the fiscal quarter in which the determination is made.

3 — Pro Forma Adjustments
     Pro forma adjustments are necessary to reflect the estimated purchase price, to adjust amounts related to General Software’s net tangible and intangible asset to the estimate of the fair value of those assets, and to reflect the amortization expense related to the estimated amortizable intangible assets.
     The following pro forma adjustments are included in the unaudited pro forma condensed consolidated balance sheet and statements of operations:
(a)	To reflect the cash consideration paid to General Software’s shareholders in connection with the acquisition ($11.7M).

(b)	To record the estimated fair value of purchased technology and associated annual and quarterly amortization expenses. Purchased technology is amortized on a straight line basis over five years. The effects of associated annual and quarterly amortization expenses are included in the pro forma statements of operations.

(c)	To record the estimated fair value of customer relationships and associated annual and quarterly amortization expenses. Customer relationships are amortized on a straight line basis over five years. The effects of associated annual and quarterly amortization expenses are included in the pro forma statements of operations.

(d)	To record other intangible assets: Trade names ($116 thousand), non-compete agreements ($222 thousand) and order backlog ($1 thousand). All these intangible assets are amortized on a straight line basis over (i) four years for the trade names, (ii) three years for the non-compete agreements, and (iii) one year for the order backlogs. The effects of associated annual and quarterly amortization expenses are included in the pro forma statements of operations.

(e)	To record goodwill.

(f)	To record the liabilities for direct transaction costs.

(g)	To reflect the fair value of deferred revenues and related deferred costs.

(h)	To eliminate General Software’s equity, additional paid-in capital and accumulated deficit.

(i)	To record the estimated fair value of 331,375 Phoenix shares issued and 331,375 deposited in escrow in connection with the acquisition.

(j)	To reflect the fair value of property and equipment.

(k)	To reflect the estimated fair value of in-process research and development acquired. Because the in-process research and development charge is directly attributable to the acquisition and will not have a continuing impact, it is not reflected in the pro forma statement of operations. However, this item is recorded as an expense immediately following the completion of the acquisition and therefore is reflected in the pro forma balance sheet as an increase to accumulated deficit.
4 — Pro Forma Earnings Per Share
     Pro forma basic and diluted earnings per share are calculated using Phoenix’s basic and diluted weighted average shares outstanding during the period and the number of shares of common stock issued or to be issued in connection with the acquisition of General Software as if the shares had been outstanding for the entire period.